Exhibit 21.1


                 Subsidiaries of the Registrant
                 ------------------------------


     Set forth below is a listing, by name and state of incorporation, of each corporation which is, as of the date of this Report, or was, at any time since the first day of the fiscal year ended January 30, 1998, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation was a 100% owned subsidiary during such fiscal year and continues in existence as a 100% owned subsidiary of the Registrant as of the date of this Report.


      1)  Allied Metals, Inc., a Texas corporation.

      2)  APPCO Process Equipment Company, a North Carolina corporation.

      3)  Aspen Water Products, Inc., a Texas corporation.

      4) Atlantic Pump & Equipment Company of Miami, Inc., a Florida corporation.

      5) Atlantic Pump and Equipment Co. of Puerto Rico, a Florida corporation.

      6) Atlantic Pump & Equipment Company of West Palm Beach, Inc., a Florida corporation.

      7)  Carolina Pump & Supply Corp., a Rhode Island corporation.

      8)  Chad Supply, Inc., a Florida corporation.

      9)  Coastal Wholesale, Inc., a Florida corporation.

     10)  Dominion Pipe & Supply Co., a Virginia corporation.

     11)  Dominion Pipe Fabricators, Incorporated, a Virginia corporation.

     12)  ELASCO Agency Sales, Inc., an Illinois corporation.

     13)  Elec-Tel Supply Company, a Georgia corporation.

     14) Electric Laboratories and Sales Corporation, a Delaware corporation, acquired by the Registrant April 30, 1996.

     15)  Florida Pipe & Supply Company, a Florida corporation.

     16)  Full Circle Transport, Inc., a Florida corporation.

     17)  Gayle Supply Company, Inc., an Alabama corporation.

     18)  Gilleland Concrete Products, Inc., a Georgia corporation.

     19)  GPEC, Inc., a Texas corporation.

     20)  H Venture Corp., a Florida corporation.

     21)  HHH, Inc., a Delaware corporation.

     22)  HSI Acquisition Corporation, an Ohio corporation.

     23)  HSI Corp., a Delaware corporation.

     24)  Hughes Acquisition Corp., a West Virginia corporation.

     25)  Hughes Supply FSC, Inc., a Barbados corporation.

     26)  International Supply Company, Inc., a Texas corporation.

     27)  J.I. Services Corporation, a Florida corporation.

     28)  J & J, Inc., a Georgia corporation.

     29)  JuNo Industries, Inc., a Florida corporation.

     30)  Merex Corporation, a Texas corporation.

     31)  Metals Incorporated, an Oklahoma corporation.

     32)  Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.

     33)  Mills & Lupton Supply Company, a Tennessee corporation.

     34)  Moore Electric Supply, Inc., a North Carolina corporation.

     35)  Mountain Country Supply, Inc., an Arizona corporation.

     36)  Olander & Brophy, Inc., a Pennsylvania corporation.

     37)  One Stop Supply, Inc., a Tennessee corporation.

     38)  Paine Supply of Jackson, Inc., a Mississippi corporation.

     39)  Palm Pool Products, Inc., a Michigan corporation.

     40)  Panhandle Pipe & Supply Co., Inc., a West Virginia corporation.

     41)  Port City Electrical Supply, Inc., a Georgia corporation.

     42)  R & G Plumbing Supply, Inc., an Alabama corporation.

     43)  San Antonio Plumbing Distributors, Inc., a Texas corporation.

     44)  Shrader Holding Company, Inc., an Arkansas corporation.

     45)  Southwest Stainless, L.P., a Delaware corporation.

     46)  Stainless Tubular Products, Inc., an Oklahoma corporation.

     47)  Sunbelt Supply Company, a Texas corporation.

     48)  USCO Incorporated, a North Carolina corporation.

     49)  Virginia Water & Waste Supply Company, Inc., a Virginia corporation.

     50) Wholesale Electric Supply Corporation, a New York corporation.

     51)  Z&L Acquisition Corp., a Delaware corporation.

     52)  Z&L Acquisition Corp. Of Delaware, Inc., a Delaware corporation.